UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2006

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2006, the Mohegan Tribal Gaming Authority (the “Authority”) executed new employment agreements with each of Mitchell Grossinger Etess, Chief Executive Officer of the Authority, Jeffrey E. Hartmann, Chief Operating Officer of the Authority, and Leo M. Chupaska, Chief Financial Officer of the Authority. These agreements replace existing employment agreements with each executive. The terms of the agreements for Messrs. Etess and Hartmann commence as of May 8, 2006 and expire December 31, 2011, with an annual base salary of $1,010,326 and $955,206, respectively, subject to annual increases effective each January 1st of no less than 5% of base salary. The term of Mr. Chupaska’s agreement commences as of October 1, 2005 and expires December 31, 2008, with an annual salary of $547,000, subject to annual increases effective each January 1st of no less than 5% of base salary. Each agreement contains an automatic renewal for an additional term of five years unless either party provides notice to the other on or before the 120th day prior to the end of the agreement’s stated term of an intention to terminate at the stated termination date. Each employee also is entitled to receive an annual bonus no later than October 31st of not less than 33 1/3% of his then current annual base salary in effect for the period for which the annual bonus is to be paid.

Each employment agreement provides that, if the employee is terminated for cause (as defined in each agreement) or if the employee terminates his employment voluntarily, then the employee will not be entitled to any further compensation. If the employee is terminated other than for cause, then the employee will be entitled to receive his annual salary plus an annual bonus equal to 33 1/3% of his annual salary from the date of termination to the expiration date of the agreement. In addition, if either were terminated other than for cause on or before December 31, 2010, the Authority would pay to Mr. Etess or Mr. Hartmann all or a portion of the penalty incurred by the executive for early withdrawal of his deferred compensation, together with amounts, if any, equal to the amount of income taxes payable by the executive in connection with his receipt of such payments from the Authority.

These employment agreements further provide that the applicable employee may not, without prior written consent, compete with the Authority in specified states in the northeastern United States during the term of his employment and for a one-year period following termination of employment. Also, during this period, the applicable employee may not hire or solicit other employees of the Authority or encourage any such employees to leave employment with the Authority.

Copies of the employment agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, executed July 28, 2006, by and between the Mohegan Tribal Gaming Authority and Mitchell Grossinger Etess.

10.2	Employment Agreement, executed July 28, 2006, by and between the Mohegan Tribal Gaming Authority and Jeffrey E. Hartmann.

10.3	Employment Agreement, executed July 28, 2006, by and between the Mohegan Tribal Gaming Authority and Leo M. Chupaska.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: August 3, 2006	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum
Chairman, Management Board